Exhibit 23.1




                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to The Stanley Works 2001 Long Term Incentive Plan of our reports dated January 24, 2001 and March 26, 2001 with respect to the consolidated financial statements of The Stanley Works incorporated by reference in its Annual Report (Form 10-K) for the year ended December 30, 2000 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



                                            /s/ Ernst & Young LLP


Hartford, Connecticut
June 28, 2001





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